Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:
Preston Romm	Kirsten Garvin
Chief Financial Officer	Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com

Dot Hill Exceeds its Second Quarter Guidance, Posts Record Profits and Revenue
Increases Guidance for Full Year

CARLSBAD, Calif.— July 23, 2003 — Dot Hill Systems Corp. (AMEX:HIL) today announced financial results for the second quarter ended June 30, 2003.  Net revenue increased to $48.4 million for the second quarter of 2003, compared to $11.2 million for the second quarter of 2002, and $30.5 million for the first quarter of 2003. This represents a 332 percent increase year over year, and a 59 percent increase quarter over quarter.

The company reported net income attributable to common stockholders of $2.5 million, or $0.07 per diluted share, for the second quarter of 2003.  Net loss attributable to common stockholders for the second quarter of 2002 was $8.9 million, or $0.36 per share, and net loss attributable to common stockholders was $1.6 million, or $0.06 per share, for the first quarter of 2003.  Gross margin for the second quarter of 2003 was $10.0 million, or 20.7 percent of net revenue.  A year ago, gross margin for the second quarter of 2002 was $0.3 million, or 2.4 percent of net revenue and was $5.5 million, or 18.1 percent of net revenue for the first quarter of 2003.

“Dot Hill turned in strong results during the second quarter.  We have been predicting a return to profitability in the second quarter of 2003 for about a year now, and we not only met, but also exceeded that expectation,” said Preston Romm, chief financial officer.  “In fact, our second quarter profit was large enough to create a year to date net income of $1.1 million, representing a fully diluted net income per share, attributable to common stockholders, of $0.03.  Our balance sheet remained strong, with $30.7 million of cash, representing positive cash flow of $9.1 million for this quarter.  Further during the quarter, the owners of the preferred stock we issued in December 2002 converted all of their securities into common stock and Dot Hill no longer has any preferred stock outstanding.  We also are very pleased to have gained membership on the Russell 2000® index and to announce in a separate press release this morning our listing on the NASDAQ Stock Market’s National Market System effective as of Monday, July 28, 2003.”

“As we predicted, our customers’ rapid adoption of SANnet® II systems, as well as our move to a new business model, has allowed us to decrease expenses, inventory and headcount while improving our working capital position,” continued Romm. “We have migrated all but one customer to the SANnet II product line, which in turn has enabled us to transition nearly all manufacturing to Solectron, thus reducing internal manufacturing expenses.  Selling, general and administrative expenses were relatively flat compared to the previous quarter, despite our significant increase in revenue.  In addition, our annualized revenue per employee increased to $1.0 million compared to $184,000 for the same quarter last year.”

“We are changing our full year 2003 guidance based on second quarter results that exceeded guidance.  Our revised 2003 guidance is for revenue of $180 million and fully diluted net income per share of $0.25 as compared to previous guidance of $171.5 million in revenue and fully diluted net income per share of $0.21.  We are still assessing the impact that last quarter’s results and the continued strong acceptance rate of the Fibre Channel product will have on third quarter revenue.”

“During the second quarter of 2003, we again met or exceeded every target we set for the quarter,” said James Lambert, president and chief executive officer.  “Our SANnet II Fibre Channel product, which was released in March 2003, accounted for more than 59 percent of our total second quarter revenue. Sales of SANnet II SCSI accounted for 30.1 percent of total revenue, and sales of SANnet I accounted for 6.1 percent.  The total terabytes shipped across all product lines increased to 3,370 terabytes as compared to 1,836 terabytes last quarter.”

“Shipments to our major OEM customer accounted for $41.4 million of second quarter 2003 revenue,” continued Lambert.  “Shipments to other customers accounted for $7.3 million of second quarter 2003 revenue. General availability of our SANnet II NAS product is scheduled for the third quarter of 2003, and SANnet II Blade for the fourth quarter of 2003.  We are pleased with the reception our products have received at many top-tier customers and prospects, and we look forward to furthering these new relationships.”

“During the second quarter, we announced partnerships with companies like General Dynamics, Panasonic Solution Technologies and Wausau Financial Systems, each of which will deliver our SANnet solutions to its end-user customers.  These partnerships and others like them demonstrate our commitment to the channel and to increasing our OEM and indirect sales revenue going forward.  Virtually all end users now receive Dot Hill product through OEMs, systems integrators, service providers and resellers.

“Additionally, we recently signed a two year agreement with a major storage vendor under which we will license our SANpath® software application.  This new customer plans to sell a customized version of SANpath with certain models of its storage systems.  We are very encouraged by this agreement, as it validates the strength and quality of our software offerings.  Additional details of this relationship will be forthcoming.”

“Lastly, we have delivered on the operating goals that we set forth last year:  we have moved from a direct selling model to an indirect selling model; we have moved all significant manufacturing operations to Solectron; we have, for the most part, closed manufacturing in Carlsbad as planned; we have realigned headcount to plan; and we have invested additional resources in research and development.  In relation to this final goal, we have hired an additional 19 engineers, which has resulted in an almost 25 percent increase in that department’s headcount.  These resources will be focusing on development of new technologies and adding features to the SANnet II product line.”

The second quarter financial results conference call is scheduled to take place on Wednesday, July 23, 2003 at 12:00 p.m. ET. Please join us for a live audio Webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 888-609-4128 at least five minutes prior to the start of the call. International participants should dial 706-679-3529.  A replay of the Webcast will be available on the Dot Hill Web site following the conference call.  For a telephone replay, dial 800-642-1687. If calling internationally, dial 706-645-9291. Use conference ID number 1385020.

Dot Hill Systems Corp. is a leader in the innovative design and delivery of storage networking solutions to businesses worldwide. Its products include the SANnet II family of storage systems. For more information, visit Dot Hill on the Web at www.dothill.com.

Dot Hill, the Dot Hill logo, SANnet and SANpath are trademarks of Dot Hill Systems Corp.  All other trademarks and names are the property of their respective owners.

Certain statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include statements about any future events, results or occurrences such as statements regarding: future financial and operating results; the timing and success of new product launches; the future focus and use of company resources; the future success of any partnerships, and the company’s ability to attract new customers and partners.  The risks that contribute to the uncertain nature of the forward-looking statements include: the risk that one or more of Dot Hill’s OEM or other customers may cancel orders, not order as forecasted or terminate their agreements with Dot Hill, the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill, the ability of Dot Hill to complete deals with existing and new customers on favorable terms or at all, unforeseen technological, intellectual property or engineering issues; competition for direct sales from Dot Hill’s OEM customers, the timing of orders for products and shipments and its effect on revenue recognition; and changing customer preferences in the open systems computing market; as well as the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share information)

	June 30, 2003	December 31, 2002

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,677	$10,082
Restricted cash	—	2,000
Accounts receivable, net of allowance of $825 and $751	14,803	6,304
Inventories	3,495	6,959
Prepaid expenses and other	2,747	2,313
Total current assets	51,722	27,658

PROPERTY AND EQUIPMENT, net	4,400	4,110
OTHER ASSETS	1,972	460
Total assets	$58,094	$32,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,587	$14,446
Accrued compensation	2,619	1,754
Accrued expenses	2,539	1,614
Deferred revenue	1,362	1,110
Income taxes payable	942	1,020
Short-term debt	—	4,552
Current portion of restructuring accrual	384	407
Total current liabilities	32,433	24,903

RESTRUCTURING ACCRUAL, net of current portion	919	1,179
BORROWINGS UNDER LINES OF CREDIT	266	275
OTHER LONG-TERM LIABILITIES	70	86
Total liabilities	33,688	26,443

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 10,000 shares authorized, 0 and 6 shares issued and outstanding at June 30, 2003 and December 21, 2002, respectively	—	—
Common stock, $.001 par value, 100,000 shares authorized, 32,273 and 25,172 shares issued and outstanding at June 30, 2003 and December 31, 2002, respectively	32	25
Additional paid-in capital	127,405	109,562
Deferred compensation	(38)	(48)
Accumulated other comprehensive loss	(511)	(318)
	—	—
Accumulated deficit	(102,482)	(103,436)
Total stockholders’ equity	24,406	5,785
Total liabilities and stockholders’ equity	$58,094	$32,228

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE OPERATIONS

(Unaudited — In thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
NET REVENUE	$48,428	$11,206	$78,950	$22,096
COST OF GOODS SOLD	38,415	10,933	63,400	19,459

GROSS MARGIN	10,013	273	15,550	2,637

OPERATING EXPENSES:
Sales and marketing	3,391	8,636	6,812	13,495
Engineering and product development	2,841	2,517	4,897	4,867
General and administrative	1,610	1,490	3,071	2,814

Total operating expenses	7,842	12,643	14,780	21,176

OPERATING INCOME (LOSS)	2,171	(12,370)	770	(18,539)

OTHER INCOME (EXPENSE):
Interest income	97	188	123	287
Interest expense	(23)	(33)	(70)	(66)
Gain (loss) on foreign currency transactions, net	320	31	302	(25)
Other income (expense), net	6	2	(18)	(19)
Total other income, net	400	188	337	177

INCOME (LOSS) BEFORE INCOME TAXES	2,571	(12,182)	1,107	(18,362)
Income tax benefit (expense)	(11)	3,300	(11)	3,300

NET INCOME (LOSS)	$2,560	$(8,882)	$1,096	$(15,062)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Net income (loss)	2,560	(8,882)	1,096	(15,062)
Dividends on preferred stock	36	—	141	—
Net income (loss) attributable to common stockholders:	$2,524	$(8,882)	$955	$(15,062)

WEIGHTED AVERAGE SHARES USED TO CALCULATE EARNINGS (LOSS) PER SHARE:
Basic	31,576	24,913	28,877	24,854
Diluted	35,640	24,913	32,929	24,854
NET INCOME (LOSS) PER SHARE:
Basic	$0.08	$(0.36)	$0.03	$(0.61)
Diluted	$0.07	$(0.36)	$0.03	$(0.61)

COMPREHENSIVE OPERATIONS:
Net income (loss)	$2,560	$(8,882)	$1,096	$(15,062)
Foreign currency translation adjustments	(92)	(167)	(177)	(53)
Net unrealized loss on short-term investments	(16)	(71)	(16)	(150)
Comprehensive income (loss)	$2,452	$(9,120)	$903	$(15,265)

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